THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE (IN THE CIRCUMSTANCES DESCRIBED BELOW) BY PERSONS WHO WISH TO ACCEPT THE OFFER (AS DEFINED HEREIN) BY ROYAL ROAD MINERALS LIMITED TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF CAZA GOLD CORP., INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING (INCLUDING UPON THE EXERCISE, EXCHANGE OR CONVERSION OF ANY CONVERTIBLE SECURITIES) AFTER THE DATE OF THE OFFER, BUT BEFORE THE EXPIRY TIME (AS DEFINED HEREIN).

NOTICE OF GUARANTEED DELIVERY

for the deposit of common shares of

CAZA GOLD CORP.

under the Offer dated January 20, 2017 made by

ROYAL ROAD MINERALS LIMITED

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (PACIFIC TIME) ON FEBRUARY 27, 2017 UNLESS THE OFFER IS EXTENDED, WITHDRAWN OR VARIED.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT:

1.	YOUR PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT REPRESENTING CAZA SHARES IS (ARE) NOT IMMEDIATELY AVAILABLE;

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR CAZA SHARES ON A TIMELY BASIS; OR

3.	YOUR PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT REPRESENTING CAZA SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”) is for use by holders (“Caza Shareholders”) of common shares (the “Caza Shares”) of Caza Gold Corp. (“Caza”) under the offer dated January 20, 2017 (the “Offer”) made by Royal Road Minerals Limited (the “Offeror”) to purchase all of the issued and outstanding Caza Shares, including any Caza Shares that may become issued and outstanding (including upon the exercise, exchange or conversion of any Convertible Securities) after the date of the Offer but before the Expiry Time, as set out in the Offeror’s Offer to Purchase and accompanying Take-Over Bid Circular dated January 20, 2017 (together, the “Offer and Circular”), only if:

(a)	the certificate(s) or DRS Statement representing such Caza Shareholder’s Caza Shares is (are) not immediately available;

(b)	such Caza Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or

(c)

such Caza Shareholder cannot deliver the certificate(s) or DRS Statement for the applicable Caza Shares, the Letter of Acceptance and Transmittal and all other required documents (if any) to the depositary for the Offer, Computershare Investor Services Inc. (the “Depositary”), prior to the Expiry Time.

This Notice of Guaranteed Delivery may be delivered by hand or couriered or mailed to the Depositary only at its principal office in Toronto, Ontario or transmitted by facsimile to the number set out on the back page of this Notice of Guaranteed Delivery, and must include a signature guarantee by an Eligible Institution in the manner contemplated below in this Notice of Guaranteed Delivery.

Caza Shareholders are referred to the Offer and Circular that accompanies this Notice of Guaranteed Delivery. The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery.

Whenever used in this Notice of Guaranteed Delivery, capitalized terms not otherwise defined herein, but which are defined in the Offer and Circular, have the meanings ascribed to them in the Offer and Circular.

Most holders of Caza Shares are non-registered Caza Shareholders because the Caza Shares they beneficially own are not registered in their names, but are instead registered in the name of an intermediary (an “Intermediary”), such as a broker, investment dealer, bank, trust company or other Intermediary, or in the name of a depository, such as CDS Clearing and Depository Services Inc. (“CDS”). If you are a non- registered Caza Shareholder, you should contact your Intermediary if you have questions regarding the Offer and carefully follow the instructions from the Intermediary that holds Caza Shares on your behalf if you wish to deposit your Caza Shares under the Offer. Intermediaries will likely establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, Caza Shareholders who wish to tender their Caza Shares to the Offer and whose Caza Shares are held through an Intermediary should promptly and carefully follow the instructions provided to them by their investment dealer, broker, bank, trust company or other Intermediary.

As set out in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, if a Caza Shareholder wishes to accept the Offer and either: (a) the certificate(s) or DRS Statement representing such Caza Shareholder’s Caza Shares is (are) not immediately available; (b) such Caza Shareholder cannot complete the procedure for book-entry transfer of the Caza Shares on a timely basis; or (c) such Caza Shareholder cannot deliver the certificate(s) or DRS Statement for the applicable Caza Shares, the Letter of Acceptance and Transmittal and all other required documents (if any) to the Depositary by the Expiry Time, those Caza Shares may nevertheless be tendered to the Offer provided that all of the following conditions are met:

(a)	such tender is made only at the principal office of the Depositary in Toronto, Ontario, by or through an Eligible Institution;

(b)

a Notice of Guaranteed Delivery (or a manually signed facsimile thereof), properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form set out below in this Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Toronto, Ontario prior to the Expiry Time; and

(c)

the certificate(s) or DRS Statement representing the applicable Caza Shares, in proper form for transfer, together with a properly completed and duly signed Letter of Acceptance and Transmittal (or a manually signed facsimile thereof), or, in the case of a book-entry transfer, a DRS Statement representing such Caza Shares, with signatures guaranteed if so required in accordance with the Letter of Acceptance and Transmittal and all other required documents required by such Letter of Acceptance and Transmittal, are received at the Toronto, Ontario office of the Depositary by 11:59 p.m. (Pacific time) on or before the third trading day on the TSX Venture Exchange after the Expiry Time.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually participating organizations in recognized stock exchanges in Canada and/or the United States, members of IIROC, members of the National Association of Securities Dealers or banks or trust companies in the United States.

The undersigned understands and acknowledges that the undersigned will not receive the Offer Consideration (as defined herein) in respect of the deposited Caza Shares until after the Offer is completed, the deposited Caza Shares are taken-up and paid for by the Offeror and the certificate(s) or DRS Statement representing the applicable Caza Shares, in proper form for transfer, together with a properly completed and duly signed Letter of Acceptance and Transmittal (or a manually signed facsimile thereof), or, in the case of a book- entry transfer, a DRS Statement representing such Caza Shares is (are) received by the Depositary at one of the addresses set out on the back page of this Notice of Guaranteed Delivery, together with such additional documents as the Depositary may require, and until such certificate(s) or DRS Statement is (are) processed for payment by the Depositary. It is further understood that under no circumstances will any amount be payable or paid by the Offeror or the Depositary by reason of any delay in taking up and paying for any Caza Shares tendered to the Offer or in providing the Offer Consideration on account of any deposited Caza Shares accepted for take-up and payment under the Offer. See Section 6 of the Offer, “Take-Up and Payment for Deposited Caza Shares”. Caza Shareholders who wish to accept the Offer will not be required to pay any fee or commission if they tender their Caza Shares directly to the Depositary.

The undersigned acknowledges that all authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery is irrevocable and may be exercised during any subsequent legal incapacity of such Caza Shareholder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of such Caza Shareholder and all obligations of the Caza Shareholder herein will be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such Caza Shareholder.

Offer Consideration

Following the acceptance of the Offer, each Caza Shareholder will receive 0.16 of an ordinary share (each whole ordinary share, a “Royal Road Share”) of Royal Road for each Caza Share deposited under the Offer by such Caza Shareholder (the “Offer Consideration”). No fractional Royal Road Shares will be issued pursuant to the Offer. Where the aggregate number of Royal Road Shares to be issued to a Caza Shareholder as consideration under the Offer would result in a fraction of a Royal Road Share being issuable, the number of Royal Road Shares to be received by such Shareholder will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the nearest whole number.

DO NOT SEND SHARE CERTIFICATES REPRESENTING CAZA SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING CAZA SHARES MUST BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIERED OR MAILED TO THE DEPOSITARY ONLY AT ITS PRINCIPAL OFFICE IN TORONTO, ONTARIO OR TRANSMITTED BY FACSIMILE TO THE NUMBER SET OUT ON THE BACK PAGE OF THIS NOTICE OF GUARANTEED DELIVERY, AND MUST INCLUDE A SIGNATURE GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER CONTEMPLATED BELOW IN THIS NOTICE OF GUARANTEED DELIVERY. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION BY FACSIMILE TO A NUMBER, OTHER THAN AS SET OUT ON THE BACK PAGE OF THIS NOTICE OF GUARANTEED DELIVERY WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF ACCEPTANCE AND TRANSMITTAL.

DEPOSITS OF CAZA SHARES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF CAZA SHAREHOLDERS IN ANY JURISDICTION IN WHICH THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE UNDERSIGNED HEREBY DECLARES THAT THE UNDERSIGNED IS NOT ACTING FOR THE ACCOUNT OR BENEFIT OF A PERSON FROM SUCH A JURISDICTION AND IS NOT IN, OR DELIVERING THIS NOTICE OF GUARANTEED DELIVERY FROM, SUCH A JURISDICTION.

TO:	ROYAL ROAD MINERALS LIMITED
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITARY

The undersigned hereby deposits with the Offeror, on the terms and subject to the conditions set out in the Offer and in the related Letter of Acceptance and Transmittal (receipt of which being hereby acknowledged), the Caza Shares described below pursuant to the guaranteed delivery procedure set out in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

DESCRIPTION OF CAZA SHARES (Please print or type. If space is insufficient, please attach a list to this this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)*	Name(s) in Which Caza Share(s) is (are) Registered (fill in exactly as name(s) appear(s) on certificate(s)/DRS Statement)**	Number of Caza Shares Represented by Certificate(s)/DRS Statement***	Number of Caza Shares Deposited***

TOTAL:

*	A certificate number does not need to be provided if the Caza Shares are represented by a DRS Statement.
**	If Caza Shares are registered in different names, a separate Letter of Acceptance and Transmittal must be submitted for each different registered Caza Shareholder.
***

Unless otherwise indicated, the total number of Caza Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 6 o the Letter of Acceptance and Transmittal, “Partial Deposits”.

Name (Please Print)

Address

City	Province	Postal Code

Telephone (Business Hours)		Social Insurance Number

Dated:
Signature of Shareholder

GUARANTEE OF DELIVERY

The undersigned, an Eligible Institution, guarantees delivery to the Depositary at its Toronto, Ontario office specified below in this Notice of Guaranteed Delivery of the certificate(s) or DRS Statement representing Royal Road Shares deposited hereby, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), or, in the case of a book-entry transfer, a DRS Statement representing such Royal Road Shares, with signatures guaranteed if so required in accordance with the Letter of Acceptance and Transmittal, and all other documents required by such Letter of Acceptance and Transmittal by 11:59 p.m. (Pacific time) on or before the third trading day on the TSX Venture Exchange after the Expiry Time.

Date:

Name of Firm	Authorized Signatory
(please print or type)

Address of Firm	Name of Authorized Signatory
(please print or type)	(please print or type)

Title of Authorized Signatory

(please print or type)
Postal/Zip Code

Telephone Number of Firm

DO NOT SEND SHARE CERTIFICATES REPRESENTING CAZA SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING CAZA SHARES SHOULD BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

The Depositary is:	COMPUTERSHARE INVESTOR SERVICES INC.

By Mail
P.O. Box 7021
31 Adelaide St E
Toronto, ON
M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier
100 University Avenue
8th Floor
Toronto, ON
M5J 2Y1
Attention: Corporate Actions

Toll Free (North America): 1-800-564-6253
Overseas: 1-514-982-7555
E-Mail: depositoryparticipant@computershare.com

Any questions and requests for assistance may be directed by holders of Caza Shares to the Depositary at its telephone numbers and locations set out above.